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                           Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 3, 1999 except for Note 10, as to which the date is July 1, 1999, in the Registration Statement (Form SB-2 No. 333-78337) and the related Prospectus of Perficient, Inc. for the registration of 1,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas
July 28, 1999